                                  NEWS RELEASE

CONTACT:     Patrick Scanlon, Senior Vice President, Controller
             Penseco Financial Services Corporation
             (570) 346-7741


FOR RELEASE: 4:00 P.M. Eastern Time: August 5, 2008

    PENSECO FINANCIAL SERVICES CORPORATION REPORTS 2ND QUARTER 2008 EARNINGS

SCRANTON, PA, August 5, 2008 -- Penseco Financial Services Corporation (OTC Bulletin Board: PFNS), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company, reported an increase in net income of $228,000 or 13.4% for the three months ended June 30, 2008 to $1,928,000 or $.89 per share compared with $1,700,000 or $.79 per share from the year ago period. Largely, the increase in net income was attributed to increased net interest income of $325,000 or 6.1% and higher non interest income. Interest on investments increased mainly due to purchases of securities of states & political subdivisions and U.S. Agencies while total interest expense declined mainly from lower deposit costs. The provision for loan losses increased $92,000 from the year ago period. While the Company's asset quality improved, management felt it prudent to increase the allowance for loan losses due to the general decline in market and economic conditions.

For the six months ended June 30, 2008, net income increased $1,515,000 or 45%, to $4,885,000 or $2.27 per share compared with the year ago period of $3,370,000 or $1.57 per share. Largely, the increase in net income was attributed to one time after tax income of $1,129,000 ($.53 per share) related to VISA, Inc.'s Initial Public Offering, which consisted of a gain from the mandatory partial share redemption by VISA and the reversal of a litigation liability accrual that had been recorded by the Company in the fourth quarter of 2007. Excluding the impact of the VISA transaction, net income increased $386,000 or 11.5% from the first six months of 2007(1). Net interest income increased $657,000 or 6.2% to $11,244,000 for the six months ended June 30, 2008 compared to $10,587,000 for the same quarter of 2007. The increase resulted from higher interest income on loans of $245,000 or 1.9% due to net loan growth of $35.7 million since June 30, 2007, including $17.2 million from December 31, 2007. Interest on investments declined due to maturing investments being redeployed to fund loan demand and total interest expense declined mainly from lower deposit costs. Net interest income after provision for loan losses increased $426,000 or 4.1% as the provision for loan losses increased $231,000 from the year ago period. While the Company's asset quality improved, management felt it prudent to increase the allowance for loan losses due to the general decline in market and economic conditions.

NON-INTEREST INCOME

Other non-interest income increased $384,000 or 19.4% to $2,364,000 for the three months ended June 30, 2008, compared with $1,980,000 for the same period of 2007. Merchant transaction income increased $62,000 or 7.1% due to higher transaction volume and new business. Service charges on deposit accounts increased $136,000 or 52.3% primarily due to increased service charge fees. Other fee income increased $116,000 or 31.1% from prior year levels mostly due to increases in brokerage income of $119,000.

Other non-interest income increased $1,906,000 or 46.8% to $5,982,000 during the first half of 2008 from $4,076,000 for the same period of 2007. Service charges on deposit accounts increased $148,000 or 29.0%. Merchant transaction income increased $199,000 or 10.4%, mainly due to higher transaction volume and new business. Other fee income increased $314,000 or 48.0% mainly from increased brokerage fee income of $280,000 compared to last year. Other operating income increased $72,000 or 156.5% due to a gain in other real estate owned of $43,000, gains on the sale of mortgage loans of $16,000, along with an increase in general operating income. The Company realized a gain of $1,213,000 related to VISA, Inc.'s Initial Public Offering, which consisted of a mandatory partial share redemption, during the first quarter of 2008, discussed earlier, compared to a realized gain of $51,000 due to the sale of equity securities in the first quarter of 2007.

----------------------
     1 See pages 8 & 0 for a reconciliation of GAAP net income excluding the gain related to the VISA, Inc. Initial Public Offering during the six months ended June 30, 2008.

NON-INTEREST EXPENSES

Total non-interest expenses increased $346,000 or 6.8% to $5,457,000 for the three months ended June 30, 2008 compared with $5,111,000 for the same period of 2007. Salaries and employee benefits expense increased $179,000 or 7.7% mainly due to increased salaries resulting from additional employees from year ago levels, along with increased commissions related to our wealth management division. Expense of premises and equipment decreased $58,000 or 8.0% due to a reduction of general occupancy expenses. Merchant transaction expense increased $32,000 or 4.8% due to higher transaction volume. Other operating expenses increased $193,000 or 13.9% with the largest increases in advertising expenses of $35,000, professional services of $44,000 and general operating expenses.

Total non-interest expenses increased $172,000 or 1.7% to $10,515,000 during the first half of 2008 compared with $10,343,000 for the same period of 2007. Salaries and employee benefits expense increased $219,000 or 4.7% mainly due to increased salaries resulting from additional employees from year ago levels, along with increased commissions related to our wealth management division. Premises and fixed assets expense increased $85,000 or 6.3% due to computer system upgrades and increased occupancy expense. Merchant transaction expenses increased $110,000 or 7.4% due to higher transaction volume. Other operating expenses decreased $242,000 or 8.7% due to the reversal in the first quarter of 2008 of the $497,000 VISA litigation accrual recorded by the Company in the fourth quarter of 2007, offset by an increase in advertising expenses of $69,000, professional services of $62,000 and increased general operating expenses. Without the impact of the VISA reversal, total other expenses would have increased $669,000 or 6.5%.

ASSET QUALITY

The allowance for loan losses at June 30, 2008 was $5,140,000 or 1.22% of total loans compared to $4,320,000 or 1.12% of total loans at June 30, 2007. Management believes the loan loss reserve is adequate.

Loans on which the accrual of interest has been discontinued or reduced amounted to $550,000 at June 30, 2008 down from $2,825,000 at June 30, 2007. If interest on those loans had been accrued, such income would have been $28,000 and $209,000 for the six months ended June 30, 2008 and June 30, 2007, respectively. Interest income on those loans, which is recorded only when received, amounted to $15,000 and $127,000 for June 30, 2008 and June 30, 2007, respectively. There are no commitments to lend additional funds to individuals whose loans are in non-accrual status.

Net loan charge-offs amounted to $1,000 or .000% of average outstanding loans for the three months ended June 30, 2008 compared to $4,000 or .001% at June 30, 2007. Net loan charge-offs amounted to $11,000 or .003% of average outstanding loans for the six months ended June 30, 2008 compared to $100,000 or .027% at June 30, 2007.

As of June 30, 2008 there are no significant loans as to which management has serious doubt about their collectibility. During the second quarter of 2008, the Company was notified that The Education Resources Institute, Inc. (TERI), a guarantor of a portion of our student loan portfolio, had filed for Reorganization under Chapter 11 of the Bankruptcy Act. Currently, the Company holds $8.6 million of TERI loans out of a total student loan portfolio of $21.2 million. The Company does not anticipate that TERI's bankruptcy filing will significantly impact the Company's financial statements. These loans are placed on non-accrual status when they become more than 90 days past due. At June 30, 2008 there were $162,000 of such loans placed on non-accrual status.

At June 30, 2008 and December 31, 2007, the Company did not have any loans specifically classified as impaired.

The Company does not engage in any sub-prime or ALT-A credit lending. Therefore, the Company is not subject to any credit risks associated with such loans.

INCOME TAX EXPENSE

Applicable income taxes increased $43,000 or 11.1% to $430,000 for the three months ended June 30, 2008 due to increased overall operating income. Also, applicable income taxes increased $645,000 or 88.4% during the first half of 2008 primarily due to the income on the VISA Initial Public Offering and overall higher income.


                     PENSECO FINANCIAL SERVICES CORPORATION
                              FINANCIAL HIGHLIGHTS
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              Six Months Ended
                                            June 30,     June 30,
                                           ----------------------   Increase     %
(in thousands, except per share amounts       2008         2007        $       Change
--------------------------------------------------------------------------------------
PERFORMANCE RATIOS
   Return on Average Assets                   1.62%        1.16%               39.66%
   Return on Average Equity                  13.59%        9.96%               36.45%

STOCKHOLDERS' VALUE
   Net Income                             $  4,885      $  3,370    $  1,515   44.96%
   Earnings per share                         2.27          1.57        0.70   44.59%
   Dividends Per Share                        0.82          0.74        0.08   10.81%
   Book Value Per Share                      33.70         31.73        1.97    6.21%
   Market Value Per Share                    39.90         37.00        2.90    7.84%
   Market Value/Book Value Ratio            118.40%       116.61%               1.53%
   Price Earnings Multiple                    8.79x        11.78x             -25.38%
   Dividend Payout Ratio                     36.12%        47.13%             -23.36%
   Dividend Yield                             4.11%         4.00%               2.75%

SAFETY AND SOUNDNESS
   Stockholders' Equity/Assets Ratio         11.51%        11.61%              -0.86%
   Total Capital/Risk Weighted Assets        19.67%        19.73%              -0.30%
   Tier 1 Capital/Risk Weighted Assets       18.42%        18.56%              -0.75%
   Tier 1 Capital/Average Assets             12.19%        11.77%               3.57%
   Allowance for Loan Loss as
      a Percent of Loans                      1.22%         1.12%               8.93%
   Non-accrual Loans/Total Loans              0.13%         0.73%             -82.19%
   Non-performing Assets/Total Assets         0.09%         0.49%             -81.63%

BALANCE SHEET HIGHLIGHTS
   Total Assets                           $628,896      $586,774    $ 42,122    7.18%
   Total Investments                       167,824       146,149      21,675   14.83%
   Net Loans                               417,153       381,548      35,605    9.33%
   Allowance for Loan Losses                 5,140         4,320         820   18.98%
   Total Deposits                          437,029       424,150      12,879    3.04%
   Stockholders' Equity                     72,391        68,151       4,240    6.22%


                     PENSECO FINANCIAL SERVICES CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   June 30,      June 30,
                                                     2008          2007
                                                 ------------  ------------
ASSETS
Cash and due from banks                           $ 15,054      $ 11,099
Interest bearing balances with banks                 4,171         7,493
Federal funds sold                                       -        16,000
                                                 ------------  ------------
   Cash and Cash Equivalents                        19,225        34,592
Investment securities:
   Available-for-sale, at fair value               103,154        75,059
   Held-to-maturity (fair value of
   $65,685 and $70,798, respectively)               64,670        71,090
                                                 ------------  ------------
   Total Investment Securities                     167,824       146,149
Loans, net of unearned income                      422,293       385,868
   Less: Allowance for loan losses                   5,140         4,320
                                                 ------------  ------------
   Loans, Net                                      417,153       381,548
Bank premises and equipment                          9,092         9,795
Other real estate owned                                  -            31
Accrued interest receivable                          3,641         3,667
Cash surrender value of life insurance               7,525         7,209
Other assets                                         4,436         3,783
                                                 ------------  ------------
   Total Assets                                   $628,896      $586,774
                                                 ============  ============
LIABILITIES
Deposits:
   Non-interest bearing                           $ 75,049      $ 73,686
   Interest bearing                                361,980       350,464
                                                 ------------  ------------
   Total Deposits                                  437,029       424,150
Other borrowed funds:
   Repurchase agreements                            38,376        28,560
   Short-term borrowings                               454           418
   Long-term borrowings                             77,807        60,953
Accrued interest payable                             1,423         1,561
Other liabilities                                    1,416         2,981
                                                 ------------  ------------
   Total Liabilities                               556,505       518,623
                                                 ------------  ------------
STOCKHOLDERS' EQUITY
Common stock ($.01 par value, 15,000,000
  shares authorized, 2,148,000 shares
  issued and outstanding)                               21            21
Surplus                                             10,819        10,819
Retained earnings                                   62,820        58,173
Accumulated other comprehensive income              (1,269)         (862)
                                                 ------------  ------------
   Total Stockholders' Equity                       72,391        68,151
                                                 ------------  ------------
   Total Liabilities and Stockholders' Equity     $628,896      $586,774
                                                 ============  ============


                     PENSECO FINANCIAL SERVICES CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 Three Months Ended         Six Months Ended
                                                                      June 30,                  June 30,
                                                               -----------------------     ---------  ---------
                                                                  2008        2007            2008       2007
                                                               ----------   ----------     ---------  ---------
INTEREST INCOME
Interest and fees on loans                                      $ 6,436      $ 6,559       $ 13,097   $ 12,852
Interest and dividends on investments:
   U.S. Treasury securities and U.S. Agency obligations           1,100          952          2,005      1,963
   States & political subdivisions                                  836          724          1,672      1,445
   Other securities                                                  69           97            143        238
Interest on Federal funds sold                                        -          219              -        304
Interest on balances with banks                                      23          102             34        193
                                                               ----------   ----------     ---------  ---------
   Total Interest Income                                          8,464        8,653         16,951     16,995
                                                               ----------   ----------     ---------  ---------
INTEREST EXPENSE
Interest on time deposits of $100,000 or more                       355          527            806      1,036
Interest on other deposits                                        1,424        1,915          2,957      3,727
Interest on other borrowed funds                                  1,018          869          1,944      1,645
                                                               ----------   ----------     ---------  ---------
   Total Interest Expense                                         2,797        3,311          5,707      6,408
                                                               ----------   ----------     ---------  ---------
   Net Interest Income                                            5,667        5,342         11,244     10,587
Provision for loan losses                                           216          124            451        220
                                                               ----------   ----------     ---------  ---------
   Net Interest Income After Provision for Loan Losses            5,451        5,218         10,793     10,367
                                                               ----------   ----------     ---------  ---------
NON-INTEREST INCOME
Trust department income                                             382          367            747        739
Service charges on deposit accounts                                 396          260            659        511
Merchant transaction income                                         935          873          2,119      1,920
Other fee income                                                    489          373            968        654
Bank-owned life insurance income                                     80           77            158        155
Other operating income                                               82           30            118         46
VISA mandatory share redemption                                       -            -          1,213          -
Realized (losses) gains on securities, net                            -            -              -         51
                                                               ----------   ----------     ---------  ---------
   Total Non-Interest Income                                      2,364        1,980          5,982      4,076
                                                               ----------   ----------     ---------  ---------
NON-INTEREST EXPENSES
Salaries and employee benefits                                    2,509        2,330          4,924      4,705
Expense of premises and equipment, net                              667          725          1,435      1,350
Merchant transaction expenses                                       703          671          1,605      1,495
Other operating expenses                                          1,578        1,385          2,551      2,793
                                                               ----------   ----------     ---------  ---------
   Total Non-Interest Expenses                                    5,457        5,111         10,515     10,343
                                                               ----------   ----------     ---------  ---------
Income before income taxes                                        2,358        2,087          6,260      4,100
Applicable income taxes                                             430          387          1,375        730
                                                               ----------   ----------     ---------  ---------
   Net Income                                                   $ 1,928      $ 1,700        $ 4,885    $ 3,370
                                                               ==========   ==========     =========  =========
Earnings per Common Share
   (Based on 2,148,000 shares outstanding)                      $  0.89      $  0.79        $  2.27    $  1.57
Cash Dividends Declared Per Common Share                        $  0.41      $  0.37        $  0.82    $  0.74

Penseco Financial Services Corporation, through its subsidiary Penn Security Bank & Trust Company, operates nine offices in Lackawanna, Wayne and Monroe counties. The Company's stock is traded on the OTS Bulletin Board Market, under the symbol, "PFNS".

This press release, as well as other written communications made from time to time by the company and its subsidiaries and oral communications from time to time by authorized officers of the Company, may contain statments relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential". For these statement, the Company claims the protection of the safe harbor for forward-looking statments contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's Annual Report on Form 10-K and Quarterly Reports on
Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

NON-GAAP FINANCIAL MEASURES: (VISA TRANSACTION)

Certain financial measures contained in the 10-Q exclude the decrease of the liability accrual related to VISA's covered litigation provision as well as the gain from the mandatory redemption of a portion of the Company's class B shares in VISA. Financial measures which exclude the above-referenced items have not been determined in accordance with generally accepted accounting principles and are therefore non-GAAP financial measures. Management of the Company believes that investors' understanding of the Company's performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the Company's ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The attached Non-GAAP Reconciliation Schedule provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

In March 2008, VISA, Inc. (VISA) completed its Initial Public Offering. Penn Security Bank & Trust Company and certain other VISA member banks are shareholders in VISA. Following the Initial Public Offering, the Company received $1.2 million in proceeds from the offering, as a mandatory partial redemption of 28,351 shares, reducing the Company's holding from 73,333 to 44,982 shares of Class B common stock. Using proceeds from this offering, VISA established a $3.0 billion escrow account to cover the resolution of pending litigation and related claims. The partial redemption proceeds of $1.2 million are reflected in other non-interest income in the first quarter of 2008.

The remaining unredeemed shares of VISA Class B common stock are restricted and may not be transferred until the later of (1) three years from the date of the Initial Public Offering or (2) the period of time necessary to resolve the covered litigation. A conversion ratio of 0.71429 was established for the conversion rate of Class B shares into Class A shares. If the funds in the escrow account are insufficient to settle all the covered litigation, VISA may sell additional Class A shares, use the proceeds to settle litigation, and further reduce the conversion ratio. If funds remain in the escrow account after all litigation is settled, the Class B conversion ratio will be increased to reflect that surplus. As of June 30, 2008, the value of the Class A shares was $81.31 per share. The value of unredeemed Class A equivalent shares owned by the Company was $2.6 million as of June 30, 2008, and has not yet been reflected in the accompanying financial statements.

In connection with VISA's establishment of the litigation escrow account, the Company reversed a $497,000 reserve in the first quarter of 2008, reflected as a reduction of other non-interest expense. This reserve was created in the fourth quarter of 2007, pending completion of the VISA, Inc. Initial Public Offering as a charge to other non-interest expense.

                        NON-GAAP RECONCILIATION SCHEDULE
                     PENSECO FINANCIAL SERVICES CORPORATION
                                   (UNAUDITED)
                                 (IN THOUSANDS)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

                                                                 Six Months Ended
                                                                      June 30,
                                                            2008              2007              Change
                                                       ---------------   ---------------    ---------------
Net interest income after provision for loan losses      $ 10,793          $ 10,367           $   426
Non-interest income                                         5,982             4,076             1,906
Non-interest expense                                      (10,515)          (10,343)             (172)
Income tax provision                                       (1,375)             (730)             (645)
                                                       ---------------   ---------------    ---------------
     Net income                                             4,885             3,370             1,515

ADJUSTMENTS
-----------
Non-interest income Gain on mandatory redemption of
  VISA, Inc. class B common stock                          (1,213)                -           (1,213)
Non-interest expense
     Covered litigation provision                            (497)                -             (497)
                                                       ---------------   ---------------    ---------------
     Total Adjustments pre-tax                              (1,710)               -           (1,710)
Income tax provision                                           581                -              581
                                                       ---------------   ---------------    ---------------
     After tax adjustments to GAAP                          (1,129)               -           (1,129)
                                                       ---------------   ---------------    ---------------
     Adjusted net income                                  $  3,756          $ 3,370          $   386
                                                       ===============   ===============    ===============
Return on Average Assets                                      1.24%            1.16%
Return on Average Equity                                     10.45%            9.96%


Return on average equity (ROE) and return on average assets (ROA) for the six months ended June 30, 2008 was 13.59% (10.45% excluding the VISA IPO impact) and 1.62% (1.24% excluding the VISA IPO impact), respectively. ROE was 9.96% and ROA was 1.16% for the same period last year.